AMENDED AND RESTATED BY-LAWS OF

ENVIRONMENTAL INFRASTRUCTURE HOLDINGS CORP.

ARTICLE I
Offices

Section 1.01    Offices.  Environmental Infrastructure Holdings Corp. (the “Corporation”) may have offices at such places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.

Section 1.02    Books and Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II
Meetings of the stockholders

Section 2.01    Place of Meetings.  All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.

Section 2.02    Annual Meeting.  If required by law, the annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 2.03    Special Meetings.  Special meetings of stockholders for any purpose or purposes may be called only by the Board of Directors, pursuant to a resolution adopted by a majority of the entire Board of Directors, either upon motion of a Director or upon written request by the holders of at least a majority of the voting power of all the shares of capital stock of the Corporation then outstanding and entitled to vote generally in the election of Directors.  Any such request by stockholders shall be delivered to, or mailed and received by, the Secretary of the Corporation at the Corporation’s principal executive offices, shall set forth the purpose or purposes of the meeting, and shall be in proper form.  To be in proper form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder(s) propose(s) to bring before the meeting:

(a)           The name and record address of each such stockholder;

(b)           The class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by each such stockholder;

(c)           A brief description of each proposed item of business desired to be brought before the meeting, including the text of any proposed amendment to the Certificate of Incorporation or these By-Laws;

(d)           A description of all arrangements or understandings between each such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interests of such stockholder in such business; and

(e)           A representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

At any such special meeting, only such business may be transacted as is related to the purpose or purposes set forth in the notice of meeting. Special meetings may be held at any place, within or without Delaware.

Section 2.04    Adjournments.  Any meeting of the stockholders, annual or special, may be adjourned from time-to-time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting as of the record date for notice of such adjourned meeting.

Section 2.05    Notice of Meetings.  Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten days nor more than 60 days before such meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting.  Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called.  Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law.  Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 2.06    List of Stockholders.  The officer of the Corporation who has charge of the stock ledger shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder at least ten days before any meeting of the stockholders.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the principal place of business of the Corporation.  The list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present.  If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law.  Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.07    Quorum.  Unless otherwise required by law, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or these By-Laws, at each meeting of the stockholders, a majority in voting power of the outstanding shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time-to-time, in the manner provided in Section 2.04, until a quorum shall be present or represented.  A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum.  At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.08    Conduct of Meetings.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate.  At every meeting of stockholders, the President, or in his or her absence or inability to act, the Treasurer, or, in his or her absence or inability to act, the person whom the President shall appoint, shall act as chairman of, and preside at, the meeting.  The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following:  (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Section 2.09    Voting; Proxies.  Unless otherwise required by law or by the Certificate of Incorporation, the election of directors need not be by written ballot and shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election.  Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any matter, other than the election of directors, brought before any meeting of stockholders shall by decided by the vote of the holders of a majority of the votes cast in favor of such action at a meeting of the stockholders by the holders of stock entitled to vote thereon.  Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.  Voting at meetings of stockholders need not be by written ballot.

Section 2.10    Inspectors at Meetings of Stockholders.  The Board of Directors, in advance of any meeting of stockholders, may, and shall, if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof.  The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.  Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting.  No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for office at an election may serve as an inspector at such election.

Section 2.11    Written Consent of Stockholders Without a Meeting.  Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered electronically, by hand or by certified or registered mail, return receipt requested, to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.11, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 2.12    Fixing the Record Date.

(a)           In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(b)           In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting:  (i) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.  Delivery shall be by hand or by certified or registered mail, return receipt requested.

(c)           In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.13    Notification of Annual Meeting Business.  Any stockholder may bring business before an annual meeting only if:

(a)           Such stockholder is a stockholder of record on the date of given notice as provided for in this Section 2.13 and on the record date for the determination of stockholders entitled to vote at such annual meeting;

(b)           Such business is properly before the meeting pursuant to the laws of the State of Delaware; and

(c)           Such stockholder complies with the notice procedures set forth in this Section 2.13.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely written notice thereof in proper form to the Secretary.  To be timely, a stockholder’s notice to the Secretary must be delivered to or distributed and received at the principal executive offices of the Corporation not less than 60 days nor more than 120 days prior to the anniversary date on which the Corporation first distributed its proxy materials for the prior year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary of the prior year’s annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was distributed or public disclosure of the date of the annual meeting was made, whichever first occurs.  In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  For purposes of this Section 2.13, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or any document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934.  To be in proper form, a stockholder’s notice to the Secretary must comply with all the same requirements that apply to special meetings of stockholders as set forth in Section 2.03 of these By-Laws.

No business shall be conducted at an annual meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 2.13.  If the person presiding at an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, he or she shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

ARTICLE III
Board of directors

Section 3.01    General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these By-Laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.02    Number; Term of Office.  The Board of Directors shall consist of at least 3 members, as authorized from time-to-time by the Board of Directors.  Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal.

Section 3.03    Newly Created Directorships and Vacancies.  Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors, although less than a quorum.  A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.

Section 3.04    Resignation.  Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation.  Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified.

Section 3.05    Compensation.  Directors shall receive such compensation for their services as the Board of Directors, or a committee thereof so authorized, may determine.  Any Director may serve the Corporation in any other capacity and receive compensation therefor.

Section 3.06    Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time-to-time by the Board of Directors or by its chairman (the “Chairman of the Board”).

Section 3.07    Special Meetings.  Special meetings of the Board of Directors may be held at such times and at such places as may be determined by the Chairman of the Board or the President on at least 24 hours notice to each director given by one of the means specified in Section 3.10 hereof other than by mail or on at least three days notice if given by mail.  Special meetings shall be called by the Chairman of the Board or the President in like manner and on like notice on the written request of any two or more directors.

Section 3.08    Telephone Meetings.  Board of Directors or Board of Directors committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard.  Participation by a director in a meeting pursuant to this Section 3.08 shall constitute presence in person at such meeting.

Section 3.09    Adjourned Meetings.  A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place.  At least 24 hours notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.10 hereof other than by mail, or at least three days notice if by mail.  Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.10    Notices.  Subject to Section 3.07 and Section 3.11 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation or these By-Laws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, email or by other means of electronic transmission.

Section 3.11    Waiver of Notice. Whenever the giving of any notice to directors is required by applicable law, the Certificate of Incorporation or these By-Laws, a waiver thereof, given by the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice.  Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 3.12    Organization.  At each meeting of the Board of Directors, the Chairman of the Board or, in his or her absence, another director selected by the Board of Directors shall preside.  The Secretary shall act as secretary at each meeting of the Board of Directors.  If the Secretary is absent from any meeting of the Board of Directors, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.13    Quorum of Directors.  The presence of a majority of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 3.14    Action by Majority Vote.  Except as otherwise expressly required by these By-Laws, by the Certificate of Incorporation or by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.15    Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors, or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 3.16    Committees of the Board of Directors.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors.  Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee.  Each committee shall keep regular minutes of its meetings.  Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business.  In the absence of such rules and procedures, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

Section 3.17    Liability.  To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director.  No amendment to, modification of or repeal of this Section 3.17 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE IV
Officers

Section 4.01    Positions and Election.  The officers of the Corporation shall be elected by the Board of Directors and shall include a Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Treasurer and a Secretary.  The Board of Directors, in its discretion, may also elect or appoint, or provide for the appointment of, such other officers and agents as may from time-to-time appear necessary or advisable in the conduct of the business and affairs of the Corporation.  Any individual may be elected to, and may hold, more than one office of the Corporation.

Section 4.02    Term.  Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal.

Section 4.03    Removal.  Except where otherwise expressly provided in a contract authorized by the Board of Directors, any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office.  The removal of an officer shall be without prejudice to his or her contract rights, if any.  The election or appointment of an officer shall not of itself create contract rights.

Section 4.04    Resignation.  Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the President or Secretary.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.05    Vacancies.  Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.

Section 4.06    Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may be assigned by the Board of Directors.

Section 4.07    The President.  The President shall have such other powers and perform such other duties as may be assigned by the Board of Directors.

Section 4.08    Executive Vice Presidents.   The Executive Vice Presidents shall assist the President in the management of the business and affairs of the Corporation and shall perform such other duties as may be assigned by the President or by the Board of Directors.

Section 4.09    Vice Presidents.  Each Vice President shall have such powers and perform such duties as may be assigned by the President or by the Board of Directors.

Section 4.10    Treasurer.  The Treasurer shall have charge of all funds of the Corporation and shall perform all acts incident to the position of Treasurer, subject to the control of the President and the Board of Directors.

Section 4.11    The Secretary.  The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees when required.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President.  The Secretary shall keep in safe custody the seal of the Corporation and shall see that it is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is necessary or proper, and when so affixed may attest the same.

Section 4.12    Designation of an Officer as the Chief Executive Officer.  The Board of Directors shall designate one of the elected officers as the Chief Executive Officer of the Corporation.  The Chief Executive Officer shall be in general and active charge of the business and affairs of the Corporation.

Section 4.13    Duties of Officers May be Delegated.  In the case of the absence of any officer, or for any other reason that the Board of Directors may deem sufficient, the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V
indemnification

Section 5.01    The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.  Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.  Any amendment, repeal or modification of this Section 5.01 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VI
Stock certificates and their transfer

Section 6.01    Certificates Representing Shares.  The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock.  If shares are represented by certificates such certificates shall be in the form approved by the Board of Directors.  The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman of the Board, the President or any Executive Vice President, and by the Secretary or the Treasurer.  Any or all such signatures may be facsimiles.  Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

Section 6.02    Transfers of Stock.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws.  Transfers of stock shall be made on the books of the Corporation only by the person named as the holder thereof on the stock records of the Corporation, by such person’s attorney lawfully constituted in writing, and, in the case of shares represented by a certificate, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.  To the extent designated by the President or any Executive Vice President or the Treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

Section 6.03    Transfer Agents and Registrars.  The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 6.04    Lost, Stolen or Destroyed Certificates.  The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VII
General provisions

Section 7.01    Seal.  The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

Section 7.02    Fiscal Year.  The fiscal year of the Corporation shall begin on January 1 and end on December 31 of each year, unless the Board of Directors shall determine otherwise.

Section 7.03    Checks, Notes, Drafts, Etc.  All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 7.04    Dividends.  Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors.  Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by applicable law or the Certificate of Incorporation.

Section 7.05    Conflict with Applicable Law or Certificate of Incorporation. These By-Laws are adopted subject to any applicable law and the Certificate of Incorporation.  Whenever these By-Laws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE VIII
Amendments

Section 8.01    These By-Laws may be amended, altered, changed, adopted and repealed, or new By-Laws adopted, by the Board of Directors.  The stockholders may make additional By-Laws and may alter and repeal any By-Laws whether such By-Laws were originally adopted by them or otherwise; provided, however, in the case of amendments by stockholders, the affirmative vote of the holders of at least 75 percent of the voting power of the then outstanding voting stock, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the By-Laws or to adopt any additional By-Law.

Dated:  February 26, 2010